UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 13, 2022

R F INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)
7610 Miramar Road, Bldg. 6000 San Diego, California 92126-4202 (Address of Principal Executive Offices) (858) 549-6340 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value per share	RFIL	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a press release dated May 13, 2022, RF Industries, Ltd. (“RF Industries” or the “Company”) announced, among other things, that Ray Bibisi has been appointed as Chief Operating Officer.

Ray Bibisi, 58, has transitioned to the role of Chief Operating Officer. Mr. Bibisi has been with the Company since January 2020 when he joined as Chief Revenue Officer. Prior to joining RF Industries, Mr. Bibisi spent over 30 years at Radio Frequency Systems, where he served as Vice President of Sales and General Manager of North America, and concurrently also oversaw operations, finance, supply chain, and research and development.

There are no arrangements or understandings between Mr. Bibisi and any other persons pursuant to which he was chosen as Chief Operating Officer of the Company. There are no family relationships between Mr. Bibisi and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Mr. Bibisi is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description
99.1	Press Release of RF Industries, Ltd., dated May 13, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 13, 2022	By:	/s/ Robert Dawson
Robert Dawson
President and Chief Executive Officer